UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

DIALOGIC INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1504 McCarthy Boulevard Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 750-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 11, 2012, Dialogic Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with accredited investors (the “Investors”), including certain related parties, pursuant to which the Company issued and sold $39,529,714.18 aggregate principal amount of convertible promissory notes (the “Notes”) and one share of the Company’s Series D-1 Preferred Stock, par value $0.001 per share (the “Series D-1 Preferred Share”), to the Investors in a private placement (the “Private Placement”).

The Notes

The Investors in the Private Placement include entities affiliated with Tennenbaum Capital Partners, LLC (“Tennenbaum”), which is one of the Company’s principal stockholders and is affiliated with Rajneesh Vig, a member of the Company’s Board of Directors (the “Board”). Tennenbaum purchased $34,458,273.35 million aggregate principal amount of Notes in exchange for the cancellation of (i) $32,958,273.35 in outstanding principal under the Third Amended and Restated Credit Agreement, dated March 22, 2012 (the “Term Loan Agreement), by and among Dialogic Corporation, a wholly owned subsidiary of the Company, and Obsidian, LLC, Special Value Expansion Fund, LLC, Special Value Opportunities Fund, LLC and Tennenbaum Opportunities Partners V, LP (collectively, the “Term Lenders”), $2,958,373.35 of which represents accrued but unpaid interest that was capitalized under the Term Loan Agreement on March 22, 2012 (the “Interest Amount”), and (ii) a prepayment premium of $1.5 million triggered by the cancellation of the outstanding debt described above. The remaining $5,071,440.83 aggregate principal amount of Notes was purchased by certain of the Company’s stockholders, including Tennenbaum, ApS KBUS 17 nr. 2101, an entity affiliated with Nick Jensen, the Company’s Chief Executive Officer, GW Invest ApS, an entity affiliated with Mikael Konnerup, a member of the Board, Investcorp Bank B.S.C., an entity affiliated with Hazem Ben-Gacem and Alex Guira, members of the Board, and Pierre McMaster, a principal stockholder of the Company, in exchange for the cancellation of $5,071,440.83 of Dialogic Corporation’s long-term debt held by such stockholders.

The Notes bear interest at the rate of 1% per annum, compounded annually, and are convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The conversion price of the Notes is generally $1.00 per share, provided that the Notes issued to Tennenbaum in exchange for the cancellation of the Interest Amount have a conversion price of $0.87 per share, in each case as adjusted for any stock split, reverse stock split, stock dividend, recapitalization, reclassification, combination or other similar transaction. Under the terms of the Notes, the principal and all accrued but unpaid interest will automatically convert into shares of Common Stock upon stockholder approval of the Private Placement.

Pursuant to the Purchase Agreement, the Company has agreed to call a meeting of the stockholders by June 30, 2012 to approve the Private Placement. If stockholder approval and the resulting conversion of the Notes do not occur by June 30, 2012, the outstanding principal amount and all accrued and unpaid interest under the Notes shall become due and payable on such date; however, amounts due under the Notes cannot be repaid before amounts outstanding under the Term Loan Agreement and that certain credit agreement, dated as of March 5, 2008, as amended (the “Revolving Credit Agreement”) with Wells Fargo Foothill ULC, as administrative agent and lender (the “Revolving Credit Lender”). The Notes are subordinated to the Company’s outstanding loans under the Term Loan Agreement and Revolving Credit Agreement. The Company may not prepay such Notes prior to June 30, 2012 without the consent of the Term Lenders and Revolving Credit Lender.

The Purchase Agreement contains customary representations, warranties, covenants and closing conditions by, among and for the benefit of the parties thereto. The Purchase Agreement also provides for indemnification of the Investors in the event that any Investor incurs losses, liabilities, costs and expenses related to a breach of the representations and warranties by the Company under the Purchase Agreement or the other transaction documents or any action instituted against an Investor or its affiliates due to the transactions contemplated by the Purchase Agreement or other transaction documents, subject to certain limitations.

Series D-1 Preferred Stock

On April 11, 2012, the Company filed a certificate of designation (the “Certificate”) for the Company’s Series D-1 Preferred Stock (the “Series D-1 Preferred”) with the Secretary of State of the State of Delaware. The Series D-1 Preferred Share was issued and sold to Tennenbaum in exchange for cancellation of $100 in outstanding principal under the Term Loan Agreement.

The Certificate authorizes one share of Series D-1 Preferred Stock, which, except as set forth below, is non-voting and is not convertible into other shares of the Company’s capital stock. However, following stockholder approval of the Private Placement, if it occurs, the holder of the Series D-1 Preferred Share (the “Holder”) has the right to designate certain members of the Board as follows:

•

four directors to the Board (each director to the Board designated and elected pursuant by the Holder, a “Series D-1 Director”, and all such directors, the “Series D-1 Directors”) at any time while the Holder (together with its affiliates) beneficially owns in the aggregate at least 45% of the then issued and outstanding shares of Common Stock (assuming (x) the exercise in full of all warrants then exercisable by the Holder and any affiliates thereof and (z) conversion or exercise, as applicable, of any other securities of the Company that by their terms are convertible or exercisable into shares of Common Stock that are held by the Holder, collectively, the “Fully Diluted Common Stock”);

•	three Series D-1 Directors at any time while the Holder (together with its affiliates) beneficially owns in the aggregate at least 30% and less than 45% of the Fully Diluted Common Stock;

•	two Series D-1 Directors at any time while the Holder (together with its affiliates) beneficially owns in the aggregate at least 10% and less than 30% of the Fully Diluted Common Stock; or

•	one Series D-1 Director at any time while the Holder (together with its affiliates) beneficially owns in the aggregate at least three percent and less than 10% of the Fully Diluted Common Stock.

At any time when the Holder has the right to designate two or more directors, one such director will be the chairman of the Board.

The Certificate further provides that the Company must obtain the Holder’s consent to, among other things, (i) take any action that alters or changes the rights, preferences or privileges of the Series D-1 Preferred; (ii) convert the Company into any other organizational form; (iii) change the size of the Board; (iii) appoint or remove the chairman of the Board; or (iv) establish, remove or change the authority of any committee of the Board or appoint or remove members thereof.

The Holder is not entitled to any dividends from the Company. However, upon any liquidation, dissolution or winding up of the Company, excluding the sale of all or substantially all of the assets or capital stock of the Company and the merger or consolidation of the Company into or with any other entity or the merger or consolidation of any other entity into or with the Company (a “Liquidation Event”), the Holder is entitled to a liquidation preference, prior to any distribution of the Company’s assets to the holders of Common Stock, in an amount equal to $100.00 payable in cash. After payment to the Holder of the full preferential amount, the Holder will have no further right or claim to the Company’s remaining assets.

The Series D-1 Preferred Share is redeemable for $100.00 (i) at the written election of the Holder, or (ii) at the election of the Company at any time after the earlier to occur of the following: (x) the Holder (together with its affiliates) beneficially owns in the aggregate less than three percent of the Fully Diluted Common Stock at any time following the stockholder approval of the Private Placement, if it occurs, or (y) a Liquidation Event.

Amendment of Existing Debt Arrangements

In connection with the Private Placement, Dialogic Corporation, the Company and certain of its subsidiaries entered into a First Amendment to the Term Loan Agreement (the “First Amendment”) with the Term Loan Lenders and an Eighteenth Amendment to Credit Agreement (“Eighteenth Amendment”) relating to the Revolving Credit Agreement with the Revolving Credit Lender. These amendments were entered into concurrently with the closing of the Private Placement.

Pursuant to the First Amendment, the Term Loan Agreement was amended to permit the conversion of $32,958,373.35 of outstanding debt under the Term Loan Agreement in exchange for the Notes as described above, subject to payment of a prepayment premium of $1.5 million, which the Company also paid through the issuance of

Notes. The Term Loan Agreement was also amended to permit the Company to issue the remaining Notes sold in the Private Placement.

Pursuant to the Eighteenth Amendment, the Revolving Credit Agreement was also amended to permit the Company to issue the Notes.

Other Agreements

In connection with the Private Placement, the Company entered into a Registration Rights Agreement with the Investors, dated April 11, 2012 (the “Rights Agreement”), pursuant to which it agreed to file one or more registration statements registering for resale the shares of Common Stock issuable upon conversion of the Notes within 90 days.

The foregoing descriptions of the Purchase Agreement, Notes, Series D-1 Preferred, Term Loan Amendment, Eighteenth Amendment and Rights Agreement are summaries of the material terms of such agreements and documents, do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, form of Note, Certificate and Rights Agreement, which are filed as Exhibits 10.1, 10.2, 3.1, 10.3, 10.4 and 4.1, respectively, to this current report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced in Item 1.01 that relates to the Notes is incorporated by reference into this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Notes and Series D-1 Preferred Share is hereby incorporated by reference into this Item 3.02.

The Notes and Series D-1 Preferred Share sold in the Private Placement were offered and sold to accredited investors, including certain related parties, without registration under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth above and referenced under Item 1.01 that relates to the Series D-1 Preferred and the Certificate is hereby incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

Upon stockholder approval of the Private Placement and the resulting conversion of the Notes, if it occurs, Tennenbaum will beneficially own approximately 62% of the outstanding Common Stock (assuming conversion of the Notes at the current conversion price and exercise of Tennenbaum’s warrants to purchase Common Stock). In addition, it will have the right to designate four members of the Board under the terms of the Certificate. The information set forth above and referenced under Item 1.01 that relates to the Notes and the rights of the Holder to designate members of the Board is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations of Members of the Board

In connection with the Private Placement, on April 11, 2012, Hazem Ben-Gacem and Mikael Konnerup resigned from the Board, including from their respective memberships on the committees of the Board, effective immediately. The resignations of Messrs. Ben-Gacem and Konnerup were not the result of any disagreement with the Company on any matter relating to its operations, policies or practices, or regarding the general direction of the Company.

Appointment of Member of the Board

In connection with the Private Placement, on April 11, 2012, Ming Him Chan was elected by the Board to serve as a member of the Board. Mr. Chan currently serves as a Principal of Tennenbaum. Tennenbaum participated in the Private Placement as described under Item 1.01 above. Messrs. Chan, Vig, Dion Joannou and Nick DeRoma have agreed to be the designees of Tennenbaum upon stockholder approval, if it occurs, pursuant to the terms of the Certificate.

In accordance with the Company’s director compensation policy, as a non-independent Board member, Mr. Chan will not be entitled to any compensation for his service on the Board. However, we will enter into a standard indemnity agreement with Mr. Chan, which will provide, among other things, that we will indemnify him, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his or her position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws. The Company has adopted a new standard indemnity agreement, which is filed as Exhibit 10.5 hereto, and which the Company’s other directors and executive officers will enter into in connection with the Private Placement.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth above and referenced under Item 1.01 that relates to the Series D-1 Preferred and the Certificate is hereby incorporated by reference into this Item 3.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Dialogic Inc. Series D-1 Preferred Stock.

4.1	Registration Rights Agreement, dated April 11, 2012, by and among Dialogic Inc. and the investors signatory thereto.

10.1	Securities Purchase Agreement, dated April 11, 2012, by and among Dialogic Inc. and the investors identified on the Schedule of Purchasers thereto.

10.2	Form of Dialogic Inc. Convertible Promissory Note issued April 11, 2012.

10.3	First Amendment to Third Amended and Restated Credit Agreement, dated April 11, 2012, by and among Dialogic Inc., Dialogic Corporation, Obsidian LLC and the lenders signatory thereto.

10.4	Eighteenth Amendment to Credit Agreement, dated April 11, 2012, by and among Dialogic Inc., Dialogic Corporation, Wells Fargo Foothill Canada ULC and the lenders signatory thereto.

10.5	Form of Indemnity Agreement for directors and officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIALOGIC INC.

Dated: April 13, 2012	By:	/s/ John Hanson
John Hanson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of Dialogic Inc. Series D-1 Preferred Stock.

4.1	Registration Rights Agreement, dated April 11, 2012, by and among Dialogic Inc. and the investors signatory thereto.

10.1	Securities Purchase Agreement, dated April 11, 2012, by and among Dialogic Inc. and the investors identified on the Schedule of Purchasers thereto.

10.2	Form of Dialogic Inc. Convertible Promissory Note issued April 11, 2012.

10.3	First Amendment to Third Amended and Restated Credit Agreement, dated April 11, 2012, by and among Dialogic Inc., Dialogic Corporation, Obsidian LLC and the lenders signatory thereto.

10.4	Eighteenth Amendment to Credit Agreement, dated April 11, 2012, by and among Dialogic Inc., Dialogic Corporation, Wells Fargo Foothill Canada ULC and the lenders signatory thereto.

10.5	Form of Indemnity Agreement for directors and officers.